                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                        Sequential Page
Number                    Description                              Number
- --------          -----------------------------                ---------------
 3.1              Certificate of Incorporation                         59-77

 3.2              By laws, as amended                                    *

11                Statement re:  Computation of Per Share Earnings
                    is contained in the 1993 Consolidated Financial Statements in the Notes to Consolidated Financial Statements, Note 14, "Stockholders' Equity,"

22                Subsidiaries of the Registrant                         78

24.1              Consent of Independent Auditors for 1993, 1992,
                    and 1991 financial statements and schedules          79

28.1              Proxy Statement for the Annual Meeting of
                    Stockholders to be held on April 16, 1994           **

28.2              Annual Report on Form 11-K related to the
                    Company's Deferred Stock Purchase Plan for
                    the fiscal year ended December 31, 1993             80

                  *Incorporated by reference to the Company's
                   1988 Form 10-K, Commission File Number 2-28286, filed on March 30, 1989. The exhibit numbers indicated above correspond to the exhibit numbers in that filing.

                  ** Previously filed with the Securities and
                     Exchange Commission

                                                           Exhibit 3.1

                       CERTIFICATE OF INCORPORATION
                                    OF
                   THE BUREAU OF NATIONAL AFFAIRS, INC.
                            ------------------
                                 ARTICLE I
                                   Name
          The name of this Corporation is THE BUREAU OF NATIONAL AFFAIRS, INC.

                                ARTICLE II
                     Principal Office; Resident Agent
            The principal office of the Corporation in the State of Delaware is located at 100 West Tenth Street, in the city of Wilmington, County of New Castle. Its resident agent is the CORPORATION TRUST COMPANY, 100 West Tenth Street, Wilmington, Delaware.<F12>

                                ARTICLE III
                 Nature of Business; Objects and Purposes
            The nature of the business of the Corporation, and the objects and purposes to be transacted, promoted and carried on, are to do any or all of the things hereinafter mentioned, as principal, agent, contractor, trustee or otherwise, within or without the State of Delaware, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
            Section 1. To purchase and otherwise acquire, own, print, publish, circulate, manage, control and operate newspapers, news bulletins, magazines, trade, business and professional journals, and other publications and periodicals.
            Section 2. To gather, assemble, prepare, edit, and disseminate (by publication, telegraph, telephone, radio, mail, messenger, or otherwise) news, editorials, news editorials, special and feature articles, cartoons, illustrations, newspaper correspondence, reports, opinions, special written material of interest to industry, labor and the legal profession, and other reading matter.
            Section 3. To purchase, lease and otherwise acquire, to own, hold, deal in, mortgage or otherwise lien, and to sell, let, exchange, convey, or in any manner whatever dispose of any real and personal property, franchises and other rights and property of every class and description; to pay for any property, rights or privileges acquired by the Corporation in cash, services, stock, bonds, debentures or notes of the Corporation or otherwise.
            Section 4. To acquire the good will, rights, business and real and personal property, and to undertake the whole or any part of the assets and liabilities, of any person, firm, association or corporation; to pay for the same in cash, services, stock, bonds, debentures, or notes of this Corporation, or otherwise; to hold, use and in any matter dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business or businesses so acquired; and to exercise all powers necessary or convenient in and about the conduct and management of such business.
            Section 5. To guarantee, purchase or otherwise acquire, hold, sell, assign, mortgage, pledge or otherwise dispose of, shares of the capital

- ----------------------------------
     * Footnotes appear at end of Certificate in chronological order of changes in the original certificate.

stock, bonds or other evidences of indebtedness, and other securities of other corporations, and while the holder of such securities to exercise all the rights and privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do.
            Section 6. To purchase, hold, cancel, sell, reissue, transfer, and otherwise acquire and dispose of, and, in general, trade and deal in and with, the capital stock of this Corporation from time to time, to such extent, in such manner and upon such terms as the Board of Directors may determine.
            Section 7. To apply for, obtain register, purchase, lease or otherwise acquire, and to own, use, sell or in any manner dispose of, any and all trade-marks, distinctive marks, patents, inventions, improvements, processes, formulas, copyrights, know-how, and other rights; and to grant, acquire, use, exercise and otherwise turn to account licenses under any of the foregoing.
            Section 8. To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, body politic or governmental agency; and with any officer, director or employee of this Corporation.
            Section 9. To borrow money for any of the purposes of the Corporation, and to draw, make, accept, endorse, discount, execute, issue, negotiate, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness; and to secure the payment thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust, of the whole or any part of the income, profits, tangible or intangible property, or other assets of the Corporation at the time owned or thereafter acquired.
Section 10. To have one or more offices, to conduct any or all of its operations and business, and to promote its objects, within or without the State of Delaware, without restrictions as to place or amount.
            Section 11. To merge, amalgamate and consolidate with any other corporation having objects in whole or in part similar to the objects of this Corporation; and to organize, promote, manage, control, maintain and to dissolve, merge, or consolidate one or more subsidiary corporations.
            Section 12. In general to have and exercise all of the powers and privileges conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of Delaware, and to exercise such incidental powers as shall be necessary to the exercise of any of the powers conferred upon this Corporation herein or by any provision of law.
      The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.
      The provisions of this Article shall be construed both as objects and powers; and the foregoing enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this Corporation by the laws of the State of Delaware.

                                ARTICLE IV
                               Capital Stock
            Section 1. The total number of shares of stock which the Corporation is authorized to issue is thirteen million (13,000,000) divided into three classes: One class designated as Class A common shares shall consist of six million seven hundred thousand (6,700,000) shares, $1.00 par value per share and with voting rights, another class designated as Class B common shares shall consist of five million three hundred thousand
(5,300,000) shares, $1.00 par value per share and without voting rights, and a third class designated as Class C common shares shall consist of one million (1,000,000) shares, $1.00 par value per share and without voting rights.<F39>
            Each share of issued Class A common stock of the Corporation, including treasury stock, as of September 27, 1987, shall be and hereby is, as of that date, changed into and reclassified as four (4) shares of such Class A common stock, and each share of issued Class B common stock of the Corporation, including treasury stock, as of September 27, 1987, shall be and hereby is, as of that date, changed into and reclassified as four (4) shares of such Class B common stock, and each share of issued Class C common stock of the Corporation, including treasury stock, as of September 27, 1987, shall be and hereby is, as of that date, changed into and reclassified as four (4) shares of Class C common stock. The aggregate amount of capital represented by the issued shares of stock of the Corporation after this change and reclassification shall be the aggregate par value of all issued shares of the stock of the Corporation. In order to effectuate this change and reclassification, holders of issued shares of Class A common stock shall be entitled to receive three (3) additional shares of such Class A common stock for every one (1) share of such Class A common stock held by them, and holders of issued shares of Class B common stock shall be entitled to receive three (3) additional shares of such Class B common stock for every one (1) share of such Class B common stock held by them, and holder of issued shares of Class C common stock shall be entitled to receive three (3) additional shares of such Class C common stock for every one (1) of such Class C common stock held by them.<F38>
            Section 1A.14 The capital stock of the Corporation shall have the powers, preferences and rights and be subject to the qualifications, limitations, and restrictions set forth below:
            1. The Class A stock of the Corporation shall be issued, at such price as the Board of Directors shall from time to time prescribe by resolution, only to persons who are officers or employees of the Corporation and possess such other qualifications as the Board of Directors shall from time to time prescribe by resolution or to trustees designated or appointed under a stock bonus plan of the Corporation: Provided, however, that said shares shall be issued for money only, except as issued pursuant to the provisions of a stock bonus plan of the Corporation.
            2. The Class B common stock of the Corporation shall be issued only in exchange for Class A stock: (a) to officers or employees of the Corporation upon retirement because of age or disability, or (b) upon the death of officers or employees of the Corporation, to the estates of such officers or employees, to the dependents of such officers or employees:
Provided that death occurs (i) while the officers or employees are in the service of the Corporation or on military or disability leave, or (ii) within 90 days after retirement because of age or disability.
            The exchange of Class A stock for Class B stock shall be on a share for share basis.

            An election to exercise such right of exchange shall be made by so notifying the Secretary of the Corporation in writing at the following times:
                  (a) In the case of an officer or employee of the
            Corporation entitled to exchange Class A stock for Class B stock upon retirement, within ninety (90) days after retirement, and in the case of anyone entitled to exchange Class A stock for Class B stock upon the death of a retired officer or employee, within one hundred eighty (180) days after death of such officer or employee.
                  (b) In the case of anyone entitled to exchange Class A
            stock for Class B stock upon the death of an officer or employee of the Corporation while in the service of the Corporation or on military or disability leave, within one hundred eighty (180) days after such death.
Where the exchange involves stock distributed to a qualified person under a stock bonus plan of the Corporation, the aforesaid 90-day and 180-day periods for notification shall begin to run upon distribution.
                  In the event that a holder of Class A stock elects to exercise a right to exchange such stock for Class B stock and that at such time the Corporation does not have available authorized Class B stock with which to effectuate such exchange, said holder of Class A stock shall be so informed by the Corporation and such Class A stock may be retained by the holder thereof until receipt of notification for the Corporation that Class
B stock is so available. Upon receipt of such notification from the Corporation, the exchange shall be promptly effected; Provided that nothing contained herein shall preclude such holder of Class A stock prior to receipt of such notification from the Corporation from tendering any or all of such shares of Class A stock (a) to the Corporation for purchase by it in accordance with Paragraph 4 of this Article or (b) for purchase in accordance with the provisions of the Stock Purchase and Transfer Plan of the Corporation.<F16>
            3. No fractional shares of stock may be subscribed for, issued or exchanged, except as the Board of Directors may by resolution determine to be necessary or advisable in the effectuation of a stock bonus plan of the Corporation. The Board of Directors may, in its discretion, provide for the payment of a sum of money to cover fractional interest arising from an exchange, redemption, or acquisition of stock by the Corporation.
            4. Any holder of Class A stock may at any time, by written notice to the Secretary of the Corporation, tender any or all his shares of such stock to the Corporation for purchase by it. The Board of Directors may accept or reject such tender, in whole or in part; and if it accepts the tender or any part thereof, the Corporation shall purchase the shares of stock so accepted at a price per share determined in accordance with the provisions of Paragraph 10 hereof, as of the date of tender. Where shares are tendered by several stockholders, the Board of Directors may accept all or any part thereof, as it deems proper, either in the chronological order of tender, or according to a percentage of all shares tendered, or by any combination of these methods, at its discretion. If the Board of Directors rejects such tender in whole or in part, the shares may be transferred to any person whatsoever, subject, however, to the provision of Paragraph 6 hereof.
            5. In the event of (i) the resignation, retirement, dismissal or death of any officer or employee of the Corporation who owns any shares of Class A stock or (ii) the distribution of shares of Class A stock of the Corporation by a trustee under any stock bonus plan of the Corporation, the Corporation shall have the exclusive right (subject to the provisions of Paragraph 2 hereof, the Stock Purchase and Transfer Plan of the Corporation, and any applicable Optional Agreement executed pursuant to the By-Laws of the Corporation) for a period of ninety (90) days from the occurrence of such event to purchase any or all such stock so owned or distributed. If the Board of Directors elects to exercise such right of purchase, it shall so notify the stockholder or his representative or the said distributee under a stock bonus plan of the Corporation within said period of ninety (90) days by written notice sent to the stockholder or his representative at the address of the stockholder as it appears on the records of the Administrative Committee established under the stock bonus plan,<F17> and within not more than one (1) year after such exercise of its right to purchase, the Corporation shall pay the said stockholder or his representative or the said distributee a price per share determined in accordance with the provisions of Paragraph
10 hereof, as of the date of such separation or such distribution and with interest at the rate of six percentum (6%) per annum from the date of such purchase until the date of payment. Upon the exercise by the Corporation of its right to purchase any such shares of common stock, the said stockholder or his representative or the said distributee shall have no further rights, privileges, or powers in respect of such stock. If payment of the purchase price for such shares is not made by the Corporation at the time of such purchase, the Corporation shall within a reasonable time thereafter issue to the stockholder or his representative or the distributee a note or other evidence of indebtedness fixing the amount to be paid by the Corporation pursuant to Paragraph 10 hereof and bearing interest at the rate of six percentum (6%) per annum from the date of purchase to the date of payment.
If the Board of Directors elects not to exercise such right of purchase within the said period of ninety (90) days, the shares may be retained or transferred to any person whatsoever, subject, however, to the provisions of Paragraph 6 hereof.
            6. The transfer of shares of Class A stock to any person shall be subject to a continuing right of the Corporation to purchase any or all of said shares in the event that, and at such times as, any or all of such shares are presented for transfer, and the price payable by the Corporation shall be determined in accordance with the provisions of Paragraph 10 hereof, as of the date of presentation for transfer.
            7. Any holder of Class B stock may at any time, by written notice to the Secretary of the Corporation, tender any or all his shares of such stock to the Corporation for purchase by it. The Board of Directors may accept or reject such tender, in whole or in part; and if it accepts the tender or any part thereof, the Corporation shall purchase the shares of stock so accepted at a price per share determined in accordance with the provisions of Paragraph 11 hereof, as of the date of tender. Where shares are tendered by several stockholders, the Board of Directors may accept all or any part thereof, as it deems proper, either in the chronological order of tender, or according to a percentage of all shares tendered, or by any combination of these methods, at its discretion. If the Board of Directors rejects such tender in whole or in part, the shares may be transferred to any person whatsoever, subject, however, to the provisions of Paragraph 8 hereof.

            8. Except in the case of a transfer upon death of shares of Class B stock to the estate, dependents or persons that are the natural objects of the bounty of a retired officer or employee who exchanged his Class A stock for Class B stock,<F18> the transfer of shares of Class B stock to any person shall be subject to a continuing right of the Corporation to purchase any or all of said shares in the event that, and at such times as, any or all of such shares are presented for transfer, and the price payable by the Corporation shall be a price per share determined in accordance with the provisions of Paragraph 12 hereof, as of the date of presentation for transfer.
            9. The Corporation shall have the right at any time (a) after the expiration of eight (8) years from the date of retirement of an officer or employee or one (1) year after the death of such retired officer or employee, whichever of the two periods is longer, to redeem from the holder thereof all or any part of the outstanding shares of Class B stock issued to such retired officer or employee, and (b) after the expiration of eight (8) years from the date of death of an officer or employee (i) while in the service of the Corporation or on military or disability leave or (ii) who died within ninety (90) days after retirement, to redeem from the holder thereof all or any part of the outstanding shares of Class B stock issued in exchange for Class A stock to the estate, dependents, or persons who are the natural objects of the bounty of such employee or officer. If the Corporation elects to exercise such right of redemption, it shall so notify the holder of the Class B stock by written notice sent to the address of such holder as it appears on the stock books of the Corporation and, upon such exercise by the Corporation of its right to redeem any of such shares of Class B stock, the said holder shall have no further rights, privileges, or powers in respect of such stock. The Corporation shall make payment for the shares redeemed at a price per share determined in accordance with the provisions of Paragraph 13 hereof, as of the date of redemption.<F19>
            10. The price to be paid by the Corporation for any shares of Class A stock acquired by it under Paragraphs 4, 5 or 6 hereof shall be the book value per outstanding share at the close of the next preceding calendar year, as determined by independent auditors: Provided that if the book value per outstanding share, as so determined, exceeds ten times the average annual net earnings per outstanding share, if any, of the Corporation (after taxes, including income taxes), for the next preceding three calendar years, as determined by independent auditors, then the price shall be the average of such two figures (book value and ten times average net earnings) per outstanding share.
            11. The price to be paid by the Corporation for any shares of Class B stock acquired by it pursuant to tender under Paragraph 7 hereof shall be:
                  (a) the price in effect for purchase and sale of
            shares of Class A stock of the Corporation under the Stock
            Purchase and Transfer Plan of the Corporation, if tender is made prior to the time that the Corporation shall first have the right under Paragraph 9 hereof to redeem such Class B stock from the holder thereof; or
                  (b) the price determined for the purchase of Class
            A stock in accordance with the provisions of Paragraph 10 hereof, if tender is made at a time when the Corporation shall have the right under Paragraph 9 hereof to redeem such Class B stock from the holder thereof.<F20>
            12. Except as provided for in Paragraph 14 hereof, the price to be paid by the Corporation for any share of Class B stock acquired by it under Paragraph 8 hereof shall be:
                  (a) the price in effect for the purchase and sale of
            shares of Class A stock of the Corporation under the Stock
            Purchase and Transfer Plan of the Corporation, if the stock is presented for transfer at a time when the Corporation shall have the right under Paragraph 9 hereof to redeem such Class B stock from the holder thereof; or
                  (b) the price determined for the purchase of Class
            A stock in accordance with the provisions of Paragraph 10 hereof, if the stock is presented for transfer at a time when the Corporation shall have the right under Paragraph 9 hereof to redeem such Class B stock from the holder thereof.<F21>
            13. Except as provided for in Paragraph 14 hereof, the price to be paid by the Corporation for any share of Class B stock acquired by it under Paragraph 9 hereof shall be a price determined for the purchase of Class A stock in accordance with the provisions of Paragraph 10 hereof.
            14. If the Corporation shall refuse a tender of Class B stock made pursuant to the provisions of Paragraph 7 hereof within six months prior to the time at which the Corporation shall first have the right under Paragraph 9 hereof to redeem such Class B stock from the holder thereof, the price to be paid by the Corporation upon acquisition thereafter of such Class
B stock either under the provisions of Paragraph 8 or Paragraph 9 hereof shall be the price in effect at the time of acquisition for the purchase and sale of Class A stock under the Stock Purchase and Transfer Plan of the Corporation.<F22>
            15.  Except as provided in this Article IV,23 in the Stock
Purchase and Transfer Plan of the Corporation, or in any applicable Optional Agreement executed pursuant to the By-Laws of the Corporation, no share of stock may be transferred or pledged without the written consent or authorization of the Board of Directors or of such officer as may be designated by it to grant such consent or authorization.
            16. All transfers of stock of the Corporation shall be made upon its books by the person named in the certificate or by his lawfully constituted representative, and upon surrender of the certificate for cancellation.
            17. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.
            18. At each meeting of stockholders, each stockholder entitled to a vote thereat shall have one vote for each share of Class A stock registered in his name on the books of the Corporation.
            19. The registered owner of each share of stock shall be entitled to dividends as declared by the Board of Directors. The holders of Class A stock and Class B stock shall be entitled to participate ratably, share for share, without preference of either class over the other in all dividends when and as declared by the Corporation.

            20. The holders of Class A stock and Class B stock shall be entitled to participate ratably, share for share, and without preference of either class over the other in the event of dissolution of, or any distribution of the assets of, the Corporation.
            21. The authorized stock of the Corporation shall be offered, subscribed for, issued, sold or exchanged in the District of Columbia and may be offered, subscribed for, issued, sold or exchanged in such State or States as Counsel for the Corporation, by written opinion to the Board of Directors, shall declare to be legally open to such offering, subscription, issuance, sale or exchange.<F14>
            22. The words "officers or employees of the Corporation" as used in this Section 1A shall mean officers or employees of this Corporation and officers or employees of any subsidiary corporation eighty (80) percent or more of whose stock is owned by this Corporation.<F25>
            23. The Class C common stock of the Corporation may be issued only in exchange for Class A stock to officers or employees of any subsidiary corporation, eighty (80) percent or more of whose stock is owned by the Corporation, or to the officers or employees of the Corporation assigned to such a subsidiary corporation, upon the disposition of that subsidiary or upon reduction of the Corporation's stock ownership to less than eighty (80) percent. The exchange of Class A stock for Class C stock shall be at the option of such officer and employee and shall be on a share for share basis. An election to exercise such right of exchange shall be made by so notifying the Secretary of the Corporation in writing by the later of July 19, 1986, or ninety (90) days after the disposition or reduction.
      Any holder of Class C stock may at any time, by written notice to the Secretary of the Corporation, tender any or all shares of such stock to the Corporation for purchase by it. The Board of Directors may accept or reject such tender, in whole or in part; and if it accepts the tender or any part thereof, the Corporation shall purchase the shares of Class A stock of the Corporation under the Stock Purchase and Transfer Plan of the Corporation.
If the Board of Directors rejects such tender in whole or in part, the shares may be transferred to any person whomsoever, subject, however, to a continuing right of the Corporation to purchase any and all of said shares in the event that, and at such times as any or all of such shares are presented for transfer, and the price payable by the Corporation shall be the price in effect for the purchase and sale of Class A stock of the Corporation under the Stock Purchase and Transfer Plan of the Corporation.
      The Corporation shall have the right to redeem from the holder thereof all or any part of the outstanding shares of Class C stock (a) one (1) year after the death of the officer or employee, or (b) ninety (90) days after the officer or employee has held the Class C stock for the number of years equal to his or her years of service as an officer or employee of the Corporation or the subsidiary company while the subsidiary was owned at least eighty (80) percent by the Corporation, whichever shall first occur. Prior to exercising such right of redemption, the Corporation shall notify the holder of the Class C stock by written notice to the address of such holder as it appears on the stock books of the Corporation in accordance with the previous paragraph. If the holder fails to tender the shares, the Corporation may exercise the right to redeem the outstanding shares of Class C stock at a price per share equal to the book value per outstanding share at the close of the next preceding calendar year, as determined by independent auditors, and the said holder shall have no further rights, privileges, or powers in respect of such stock.
            Notwithstanding any other provision in this Certificate of Incorporation, the holders of Class C stock shall be entitled to participate ratably, share for share, and without preference of one class over the others, in all dividends when and as declared by the Corporation. Holders of Class C stock shall be entitled to participate ratably with the holders of Class A and Class B stock, share for share, and without preference of one class over the others, in the event of dissolution of, or any distribution of the assets of, the Corporation.<F37>
            Section 2. No stockholder of the Corporation shall have any pre-emptive, preferential or other special right of subscription to any shares of its capital stock now or hereafter authorized, nor to any shares acquired and reissued by the Corporation.
            Section 3. The Board of Directors is hereby authorized to fix by resolution or resolutions the designations and powers, preferences and the rights of the stock of the Corporation, and the qualifications, limitations, or restrictions in respect thereof, to the extent that the same are not fixed in the Certificate of Incorporation.<F9>

                                ARTICLE V<F1>
                             Initial Capital
            The minimum amount of capital with which the Corporation shall begin business is One Thousand Dollars ($1,000.00).

                                ARTICLE VI<F2>
                               Incorporation
The name and place of residence of each of the Incorporators are as follows:
            NAME                                      RESIDENCE
      Charles B. Bishop       ....              Wilmington, Delaware
      E. G. Boyle             ....              Wilmington, Delaware
      E. P. Clark             ....              Wilmington, Delaware

                               ARTICLE VII<F3>
                                 Duration
            The Corporation is to have perpetual existence.

                               ARTICLE VIII<F4>
                         Liability of Stockholders
            The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                ARTICLE IX<F5>
                       Powers of Board of Directors
            In furtherance and not in limitation of powers conferred by statute, the Board of Directors is expressly authorized and empowered:
            Section 1.  To make, alter, amend and repeal the By-Laws.
            Section 2. To fix the amount to be reserved as working capital; to set apart out of any of the funds available for dividends a reserve or reserves for any proper purpose, and to alter or abolish any such reserve;
to authorize and cause to be executed mortgages and liens upon the property and franchises of this Corporation.
            Section 3. From time to time, to fix the consideration for which the stock of the Corporation may be issued, repurchased by the Corporation, and reissued.
            Section 4. From time to time, to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of this Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or document of this Corporation except as conferred by law or authorized by resolution of the stockholders or the Board of Directors.
            Section 5. To designate, by resolution passed by a majority of the whole Board of Directors, an Executive Committee and other committees, each consisting of two or more directors, which to the extent provided in such resolution or in the By-Laws, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation, and shall have power to authorize the seal of this Corporation to be affixed to all papers which may require it.
            Section 6. To designate two or more officers or employees of the Corporation to constitute an Executive Board to serve in an advisory capacity to the Board of Directors or the Executive Committee, and to do such things as the Board of Directors may by resolution authorize, subject to approval by the Board of Directors or the Executive Committee.
            Section 7. With the consent or approval of the holders of at least a majority of the stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchise.
            Section 8. In addition to the powers and authorities expressly conferred upon them herein or by law, to exercise such powers as may be granted to them in the By-Laws.
            Section 9. If the By-Laws so provide, to hold their meetings, to have one or more offices, and to keep the books of the Corporation (subject to the provisions of the statutes) outside of the State of Delaware at such places as may from time to time be designated by the By-Laws or by resolution of the Board of Directors.

                                ARTICLE X<F6>
               Reorganization; Compromises and Arrangements
            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
                                ARTICLE XI<F7>
                                Amendments
            Section 1.34 This Corporation reserves the right to amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.
            Section 2. 1. No amendment to this Certificate of Incorporation or the Corporation's By-Laws, nor any other action taken by, or on behalf of the Corporation, that would permit the purchase of voting stock, or that would remove any restriction against the purchase of voting stock by any nonemployee entity shall be of any effect, except upon an affirmative vote of at least 90 percent of the Corporation's issued and outstanding voting stock.
            2. The preceding subsection 1. shall not apply in the case of an amendment or other action taken pursuant to a contractually binding offer to purchase, for cash, all the Corporation's issued and outstanding common stock, at an equal price per share, made by a nonemployee entity that further contractually binds itself for a period of not less than two years next following its acquisition of a majority of the Corporation's voting stock, also to purchase, for cash, any remaining issued and outstanding common stock, regardless of class, at the same price per share it paid to acquire the majority of the Corporation's voting stock.
            3. This section may be altered, repealed, or amended, only by an affirmative vote of not less than 90 percent of the issued and outstanding shares of each class of the Corporation's common stock.<F35>

                                 FOOTNOTES
                                    FOR
                       CERTIFICATE OF INCORPORATION
                                    OF
                   THE BUREAU OF NATIONAL AFFAIRS, INC.

<F1>
            1. Article V, entitled "Cumulative Voting", deleted by stockholders' resolution of 3/27/48 and Article VI renumbered as Article V.
Article V originally read as follows: "At all elections of directors by stockholders of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit."
<F2>
            2. Renumbered as shown by stockholders' resolution of 3/27/48. Originally numbered VII.
<F3>
            3. Renumbered as shown by stockholders' resolution of 3/27/48. Originally numbered VIII.
<F4>
            4. Renumbered as shown by stockholders' resolution of 3/27/48. Originally numbered IX.
<F5>
            5. Renumbered as shown by stockholders' resolution of 3/27/48. Originally numbered X.
<F6>
            6. Renumbered as shown by stockholders' resolution of 3/27/48. Originally numbered XI.
<F7>
            7. Renumbered as shown by stockholders' resolution of 3/27/48. Originally numbered XII.
<F8>
            8. Section 1A inserted by stockholders' resolution of 5/13/50.
<F9>
            9. Section 3 as amended by stockholders' resolution of 5/13/50. Originally read as follows: "The Board of Directors is hereby authorized to fix by resolution or resolutions the designations and powers, preferences and rights of the stock of the Corporation, and the qualifications, limitations, or restrictions in respect thereof."
<F10>
            10. Section 1 as amended by stockholders' resolution of 10/25/58. Originally read as follows: "The total number of shares of stock which the Corporation is authorized to issue is thirty thousand (30,000) shares without par value."
<F11>
            11. Section 1A deleted by stockholders' resolution of 10/25/58. It read as follows: "The Corporation is further authorized to issue fifteen thousand (15,000) shares of preferred stock with par value of $10.00 per share and without voting rights.8"
<F12>
            12. By separate filing, as permitted by statute, amended 1/3/48 to make Corporation Guarantee and Trust Company, 927 Market Street, Wilmington, Delaware, resident agent in place of Delaware Charter Company, 900 Market Street, Wilmington, Delaware; and 1/3/59 to make the Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware, resident agent.
<F13>
            13. Section 1 as amended by stockholders' resolution of 3/4/59. Previously read as follow:
            "Section 1. The total number of shares of stock which the Corporation is authorized to issue is thirty-five thousand (35,000) shares divided into two classes: one class designated as Class A common shares shall consist of thirty thousand (30,000) shares without par value and with voting rights, and the other class designated as Class B common shares shall consist of five thousand (5,000) shares without par value and without voting rights. The holders of Class A common stock and Class B common stock shall be entitled to participate ratably, share for share, and without preference of either class over the other (a) in all dividends when and as declared by the Corporation and (b) in the event of dissolution of, or any distribution of the assets of, the Corporation.
            "Each of the shares of capital stock of the Corporation now issued having no par value shall be equal to and is hereby changed into one full paid and non-assessable Class A common share of this Corporation having no par value authorized to be issued under the Certificate of Incorporation as hereby amended. Certificates for Class A common shares having no par value shall be issued in place and upon surrender of certificates for shares having no par value now issued, on the aforesaid basis; provided, however, that upon this amendment becoming effective, the holders of said shares now issued shall thereupon cease to be holders of said shares and shall be and become holders of the herein authorized Class A common shares upon the basis herein above specified, whether or not certificates representing said herein authorized Class A common shares are then issued and delivered.10 11"
<F14>
      14. Section 1A re-inserted by stockholders' resolution of 3/4/59. See footnotes 8 and 11.
<F15>
      15. Second paragraph of Section 1 deleted by stockholders' resolution of 10/21/67. It read as follows:
            "Each share of issued Class A common stock of the Corporation, including treasury stock, as of April 6, 1959, shall be and hereby is, as of that date, changed into and reclassified as four (4) shares of such Class A common stock, and each share of issued Class B common stock of the Corporation, including treasury stock, as of April 6, 1959, shall be and hereby is, as of that date, changed into and reclassified as four (4) shares of such Class B common stock. The aggregate amount of capital represented by the issued shares of the stock of the Corporation after this change and reclassification shall be the same as the aggregate amount of capital represented by the issued shares of the stock of the Corporation before this change and reclassification. In order to effectuate this change and reclassification, holders of issued shares of Class A common stock shall be entitled to receive three (3) shares of such Class A common stock for every one (1) share of such Class A common stock held by them, and holders of issued shares of Class B common stock shall be entitled to receive three (3) shares of such Class B common stock for every one (1) share of such Class B common stock held by them.13"
<F16>
      16. Paragraph 2 as amended by stockholders' resolution of 10/21/67. Originally read as follows:
      "2. The Class B common stock of the Corporation shall be issued only in exchange for Class A stock: (a) to officers or employees of the Corporation upon retirement because of age or disability, or (b) upon the death of officers or employees of the Corporation, to the estates of such officers or employees, to the dependents of such officers or employees, or to persons who are the natural objects of the bounty of such officers or employees: Provided that death occurs (i) while the officers or employees are in the service of the Corporation or on military or disability leave, or
(ii) within three years less 30 days after retirement because of age or disability of officers or employees who executed an Optional Agreement pursuant to the By-Laws of the Corporation for the transfer of stock upon termination of employment, or (iii) within 60 days after retirement because of age or disability of officers or employees who did not execute such an Optional Agreement.
      "The exchange of Class B stock for Class A stock shall be on a share for share basis: Provided, however, that after 800 shares of Class B stock have been exchanged for a like number of shares of Class A stock by (a) any or all persons who received the Class A stock from any one deceased officer or employee, such person or persons may there after exchange Class B stock only in an amount equal to one-third of the remaining Class A stock held by such person or persons; and Provided, further, that no more than 2,000 shares of Class B stock shall be issued in exchange for Class A stock to any one officer or employee of the Corporation or to any or all persons who have received Class A stock from any one deceased officer or employee.
      "An election to exercise such right of exchange shall be made by so notifying the Secretary of the Corporation in writing at the following times:
            "(a) In the case of an officer or employee of the Corporation entitled to exchange Class A stock for Class B stock upon retirement, and in the case of anyone entitled to exchange Class A stock for Class B stock upon the death of a retired officer or employee, within sixty (60) days after retirement of the officer or employee, or, in the event such officer or employee has executed an Optional Agreement pursuant to the By-Laws of the Corporation for the transfer of stock upon termination of employment, within three (3) years less thirty (30) days after retirement of the officer or employee;
            "(b) In the case of anyone entitled to exchange Class A
       stock for Class B stock upon the death of an officer or employee of the Corporation while in the service of the Corporation or on military or disability leave, within sixty (60) days after such death, or, in the event such officer or employee has executed an Optional Agreement pursuant to the By-Laws of the Corporation for the transfer of stock upon termination of employment, within three (3) years less thirty (30) days after the death of such officer or employee.
"Where the exchange involves stock distributed to a qualified person under a stock bonus plan of the Corporation, the 60-day periods for notification shall begin to run upon distribution."
<F17>
            17. Words "by written notice sent to the stockholders or his representative at the address of the stockholder as it appears on the stock books of the Corporation and by written notice to the distributee at his address as it appears on the records of the Administrative Committee established under the stock bonus plan" inserted by stockholders' resolution of 10/21/67.
<F18>
            18. Words "Except in the case of a transfer upon death of shares of Class B stock to the estate, dependents or persons that are the natural objects of the bounty of a retired officer or employee who exchanged his Class A stock for Class B stock," inserted by stockholders' resolution of 10/21/67.
<F19>
            19. Paragraph 9 as amended by stockholders' resolution of 10/21/67. Originally read as follows:
            "9. The Corporation shall have the right at any time after the expiration of eight (8) years from the date of (a) retirement of an officer or employee or (b) death of an officer or employee while in the service of the Corporation or on military or disability leave, to redeem from the holder thereof all or any part of the outstanding shares of Class B stock issued in exchange for Class A stock to the estate, dependents, or persons who are the natural objects of the bounty of such employee or officer. The Corporation shall make payment for the shares redeemed at a price per share determined in accordance with the provisions of Paragraph 13 hereof, as of the date of redemption."
<F20>
            20. Paragraph 11 as amended by stockholders' resolution of 10/21/67. Originally read as follows:
            "11. The price to be paid by the Corporation for any shares of Class B stock acquired by it pursuant to tender under Paragraph 7 hereof shall be:
                  "(a) the price in effect for purchase and sale of
            shares of Class A stock of the Corporation under the Stock Purchase and Transfer Plan of the Corporation, if tender is made within eight (8) years after the date of the retirement or death which gave rise to the right to obtain Class B stock; or
                  "(b) the price determined for the purchase of Class
            A stock in accordance with the provisions of Paragraph 10 hereof, if tender is made eight (8) or more years after the retirement or death which gave rise to the right to obtain Class B stock."
<F21>
            21. Paragraph 12 as amended by stockholders' resolution of 10/21/67. Originally read as follows:
            "12. Except as provided for in Paragraph 14 hereof, the price to be paid by the Corporation for any share of Class B stock acquired by it under Paragraph 8 hereof shall be:
                  "(a) the price in effect for the purchase and sale
            of shares of Class A stock of the Corporation under the Stock Purchase and Transfer Plan of the Corporation, if the stock is presented for transfer within eight (8) years after retirement or death which gave rise to the right to obtain Class B stock;
            or
                  "(b) the price determined for the purchase of Class
            A stock in accordance with the provisions of Paragraph 10 hereof, if the stock is presented for transfer eight (8) or more years after the date of the retirement or death which gave rise to the right to obtain Class B stock."
<F22>
            22. Paragraph 14 as amended by stockholders' resolution of 10/21/67. Originally read as follows:
            "14. If the Corporation shall refuse a tender of Class B stock made pursuant to the provisions of Paragraph 7 hereof within six months prior to the expiration of the eight-year period after the date of the retirement or death which gave rise to the right to obtain Class B stock, the price to be paid by the Corporation upon acquisition thereafter of such Class B stock either under the provisions of Paragraph 8 or Paragraph 9 hereof shall be the price in effect at the time of acquisition for the purchase and sale of a Class A stock under the Stock Purchase and Transfer Plan of the Corporation."
<F23>
            23. Words "Article IV" substituted for word "Resolution" by stockholders' resolution of 10/21/67.
<F24>
            24. Section 1 as amended by stockholders' resolution of 12/27/67. Previously read as follows:

            "Section 1. The total number of shares of stock which the Corporation is authorized to issue is one hundred forty thousand (140,000) shares divided into two classes: One class designated as Class A common shares shall consist of one hundred twenty thousand (120,000) shares without par value and with voting rights, and the other class designated as Class B common shares shall consist of twenty thousand (20,000) shares without par value and without voting rights.15"
<F25>
            25. Paragraph 22 inserted by stockholders' resolution of 12/27/67.
<F26>
            26. Words and figure "five hundred fifty thousand (550,000)" substituted for words and figure "six hundred thousand (600,000)" by stockholders' resolution of 4/18/70.
<F27>
            27. Words and figure "one hundred fifty thousand (150,000)" substituted for words and figure "one hundred thousand (100,000)" by stockholders' resolution of 4/18/70.
<F28>
            28. Words and figure "five hundred thousand (500,000)" substituted for words and figure "five hundred fifty thousand (550,000)"26 by stockholders' resolution of 4/21/73.
<F29>
            29. Words and figure "two hundred thousand (200,000)" substituted for words and figure "one hundred fifty thousand (150,000)"27 by stockholders' resolution of 4/21/73.
<F30>
            30. Section 1 as amended by stockholders' resolution of 4/19/75. Previously read as follows:
            "Section 1. The total number of shares of stock which the Corporation is authorized to issue is seven hundred thousand (700,000) divided into two classes: One class designated as Class A common shares shall consist of five hundred thousand (500,000)28 shares without par value and with voting rights, and the other class designated as Class B common shares shall consist of two hundred thousand (200,000)29 shares without par value and without voting rights.
            "Each share of issued Class A common stock of the Corporation, including treasury stock, as of April 7, 1968, shall be and hereby is, as of that date, changed into and reclassified as three (3) shares of such Class
A common stock, and each share of issued Class B common stock of the Corporation, including treasury stock, as of April 7, 1968, shall be and hereby is, as of that date, changed into and reclassified as three (3) shares of such Class B common stock. The aggregate amount of capital represented by the issued shares of stock of the Corporation after this change and reclassification shall be same as the aggregate amount of capital represented by the issued shares of the stock of the Corporation before this change and reclassification. In order to effectuate this change and reclassification, holders of issued shares of Class A common stock shall be entitled to receive two (2) additional shares of such Class A common stock for every one (1) share of such Class A common stock held by them, and holders of issued shares of Class B common stock shall be entitled to receive two (2) additional shares of such Class B common stock for every one (1) share of such Class B common stock held by them.
<F31>
            31. Words and figures "one million eight hundred thousand (1,800,000)" substituted for words and figures "two million (2,000,000)" by stockholders' resolution of 4/16/77.
<F32>
            32. Words and figures "one million (1,000,000)" substituted for words and figure "eight hundred thousand (800,000)" by stockholders' resolution of 4/16/77.

<F33>
            33. First paragraph of Article IV, Section 1 amended by stockholders' resolution of 4/21/84. Previously read as follows:
            "Section 1. The total number of shares of stock which the Corporation is authorized to issue is two million eight hundred thousand (2,800,000) divided into two classes: One class designated as Class A common shares shall consist of one million eight hundred thousand (1,800,000)31 shares without par value and with voting rights, and the other class designated as Class B common shares shall consist of one million (1,000,000)32 shares without par value and without voting rights."
<F34>
            34. Words and figures "Section 1." added to first paragraph by stockholders' resolution of 4/21/84.
<F35>
            35. Section 2 added by stockholders' resolution of 4/21/84.
<F36>
            36. First paragraph of Article IV, Section 1 amended by stockholders' consent of 6/9/86. Previously read as follows:
            "Section 1. The total number of shares of stock which the Corporation is authorized to issue is three million (3,000,000) divided into two classes: One class designated as Class A common shares shall consist of one million eight hundred thousand (1,800,000)31 shares without par value and with voting rights, and the other class designated as Class B common shares shall consist of one million two hundred thousand (1,200,000) shares without par value and without voting rights.33"
<F37>
            37. Paragraph 23, Article IV, Section 1A added by stockholders' consent of 6/9/86.
<F38>
            38. Section 1 of Article IV amended by stockholders' consent of 4/18/87. Previously read as follows:
            "Section 1. The total number of shares of stock which the Corporation is authorized to issue is three million two hundred fifty thousand (3,250,000) divided into three classes: One class designated as
Class A common shares shall consist of one million eight hundred thousand (1,800,000) shares without par value and with voting rights, another class designated as Class B common shares shall consist of one million two hundred thousand (1,200,000) shares without par value and without voting rights, and a third class designated as Class C common shares shall consist of two hundred fifty thousand (250,000) shares without par value and without voting rights.36
      "Each share of issued Class A common stock of the Corporation, including treasury stock, as of September 21, 1975, shall be and hereby is, as of that date, changed into and reclassified as four (4) shares of such Class A common stock, and each share of issued Class B common stock of the Corporation, including treasury stock, as of September 21, 1975, shall be and hereby is, as of that date, changed into and reclassified as four (4) shared of such Class B common stock. The aggregate amount of capital represented by the issued shares of stock of the Corporation after this change and reclassification shall be same as the aggregate amount of capital represented
by the issued shares of the stock of the Corporation   before this change and
reclassification. In order to effectuate this change and reclassification, holders of issued shares of Class A common stock shall be entitled to receive three (3) additional shares of such Class A common stock for every one (1) share of such Class A common stock held by them, and holders of issued shares of Class B common stock shall be entitled to receive three (3) additional shares of such Class B common stock for every one (1) share of such Class B common stock held by them.30

<F39>
            39. Section 1, paragraph 1, of Article IV amended by stockholders' written consent of 10/29/93. Previously read as follows:
            Section 1. The total number of shares of stock which the Corporation is authorized to issue is thirteen million (13,000,000) divided into three classes: One class designated as Class A common shares shall consist of seven million two hundred thousand (7,200,000) shares, $1.00 par value per share and with voting rights, another class designated as Class B common shares shall consist of four million eight hundred thousand
(4,800,000) shares, $1.00 par value per share and without voting rights, and a third class designated as Class C common shares shall consist of one million (1,000,000) shares, $1.00 par value per share and without voting rights.

                                                                EXHIBIT 22



                        SUBSIDIARIES OF REGISTRANT

                                  STATE OF
                                INCORPORATION       RELATIONSHIP
                                -------------       ------------

BNA Communications Inc.           Delaware      100% owned by Registrant

BNA International Inc.            Delaware      100% owned by Registrant

BNA Washington Inc.               Delaware      100% owned by Registrant

The McArdle Printing Co., Inc.    Delaware      100% owned by Registrant

Pike & Fischer, Inc.              Delaware      100% owned by Registrant

Tax Management Inc. (a)           Delaware      100% owned by Registrant

BNA Holdings Inc.                 Delaware      100% owned by Registrant




(a) Tax Management Inc. owns 100% of TM Holding Company Inc., a Delaware corporation.

                                                               EXHIBIT 24.1
                        CONSENT OF INDEPENDENT AUDITORS

The Board Of Directors and Stockholders
The Bureau of National Affairs, Inc.

We consent to the incorporation by reference in the registration statement (No. 33-52671) on Form S-8 of The Bureau of National Affairs, Inc., filed on March 15, 1994, of our report dated February 22, 1994, relating to the consolidated balance sheets of The Bureau of National Affairs, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows and related consolidated fi-nancial statement schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993, annual report on Form 10-K of The Bureau of National Affairs, Inc.

                                                s\  KPMG Peat Marwick
                                                  -------------------
                                                   KPMG Peat Marwick
Washington, D.C.
March 29, 1994

                                                               EXHIBIT 28.2


                      Securities and Exchange Commission

                            Washington, D.C. 20549

                                   FORM 11-K

(Mark One)
   ( X ) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1993___________________________________
                                      OR
   (   )    TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
            EXCHANGE ACT OF 1934

For the transition period from __________________ to _________________________
Commission file number  2-28286, as exhibit 28.2

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:
      THE BNA DEFERRED STOCK PURCHASE PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

      The Bureau of National Affairs, Inc.
      1231 25th Street, N. W.
      Washington, D. C.  20037

      Index to form 11-K:

      Financial Statements -
        Report of Independent Auditors                                    81
        Statements of Net Assets Available for Benefits
          December 31, 1993 and 1992                                      83
        Statements of Changes in Net Assets Available for Benefits
          Years Ended December 31, 1993, 1992, and 1991                   84
        Notes to Financial Statements - December 31, 1993, 1992,
          and 1991                                                      86-88

      Exhibits -

      24.1  Consent of Independent Auditors' for 1993, 1992 and 1991
            financial statements                                          89

                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Deferred Stock Purchase Plan Administrative Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

            THE BNA DEFERRED STOCK PURCHASE PLAN


            Date March 10, 1994


            By s\ Paul N. Wojcik
              -------------------
                  Paul N. Wojcik,
                  Chairman of the Administrative Committee of The BNA Deferred Stock Purchase Plan

                  THE BNA DEFERRED STOCK PURCHASE PLAN


              FINANCIAL STATEMENTS AS OF DECEMBER 31, 1993
          AND 1992, TOGETHER WITH INDEPENDENT AUDITORS' REPORT

                      Independent Auditors' Report
                      ----------------------------



To the Administrative Committee of
The BNA Deferred Stock Purchase Plan:

We have audited the accompanying statement of net assets available for benefits of The BNA Deferred Stock Purchase Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Deferred Stock Purchase Plan as of December 31, 1993 and 1992, and the results of its operations for each of the years in the three-year period ended December 31, 1993 in conformity with generally accepted accounting principles.



                                           s\  KPMG Peat Marwick
                                           ---------------------



Washington, D.C.
March 11, 1994
                                       83

                     THE BNA DEFERRED STOCK PURCHASE PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                          DECEMBER 31, 1993 AND 1992


                                                    1993          1992
                                                -----------    -----------
Investments, at fair value (Note 2)
  (Cost of $14,375,338 in 1993
  and $12,414,363 in 1992)                      $21,586,562    $17,037,178

Cash                                                 86,613         95,845
                                                -----------    -----------
    Net assets available for benefits           $21,673,175    $17,133,023
                                                ===========    ===========



                See accompanying notes to financial statements.

                     THE BNA DEFERRED STOCK PURCHASE PLAN

          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                 YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991


                                               1993           1992          1991
                                            -----------    ----------    ------------
 Additions to net assets attributed to:
Investment income
  Dividends (Note 1)                        $   903,129    $   761,970    $   673,662
  Interest                                        2,487          3,644          7,045
  Unrealized appreciation of
    investments (Note 2)                      2,982,268        441,686      1,008,889
                                            ------------   ------------   ------------
                                              3,887,884      1,207,300      1,689,596

Contributions by participants (Note 1)        1,942,839      2,056,977      1,794,624
                                            ------------   ------------   ------------
 Total additions                              5,830,723      3,264,277      3,484,220
                                            ------------   ------------   ------------

Deductions from net assets attributed to:
Distributions to participants (Note 1)        1,290,181      1,110,470        922,372
Administrative costs (Note 3)                       390          1,204          6,257
                                            ------------   ------------   ------------
 Total deductions                             1,290,571      1,111,674        928,629
                                            ------------   ------------   ------------
   Net increase                               4,540,152      2,152,603      2,555,591

Net assets available for benefits:
   Beginning of year                         17,133,023     14,980,420     12,424,829
                                            ------------   ------------   ------------
   End of year                              $21,673,175    $17,133,023    $14,980,420
                                            ============   ============   ============


                    See accompanying notes to financial statements.

                                         85

                     THE BNA DEFERRED STOCK PURCHASE PLAN

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991


(1)   SUMMARY DESCRIPTION OF PLAN

      The BNA Deferred Stock Purchase Plan (the "Plan") is a contributory benefit plan sponsored by The Bureau of National Affairs, Inc. (the "Company"), for the benefit of employees of the Company and certain of its subsidiaries. The Plan was established in 1982 with an effective date of January 1, 1983, and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is designed to provide benefits to participants or their beneficiaries, and encourages savings through investments in the Company's Common Stock.

      Employees are eligible to participate in the Plan upon completion of one full year of service. To participate, eligible employees authorize the Company to contribute, on their behalf, a salary reduction contribution to a Trust (the "Trust") established by the Plan. Such contributions may be between 1% and 15% of the participant's compensation for each Plan year, subject to certain ceiling limitations provided in the Plan, by tax laws, and by ERISA.

      The Trust maintains separate accounts for each participant in the Plan. These accounts are credited with the participants' salary reduction contributions and dividend income. These cash balances are used to purchase shares of Company Class A Common Stock, which are credited to the accounts of the individual participants. Share and cash balances in the participants' accounts are fully vested. Distributions of participants' equity can be made in the event of retirement, death, qualifying hardships, total and permanent disability, or other severance of service. If upon terminating employment, a participant's account value exceeds $3,500, the participant may opt to delay distribution until reaching age 59 1/2.

      The Company's Class A Common Stock may only be purchased by employees. Former employees and, in some cases, their beneficiaries may hold Class A Common Stock for up to three years. The Company's Class B Common Stock is issued to employees in exchange for Class A Common Stock upon their retirement. The Company's Class C Common Stock is issued in exchange for

                                                                 (Continued)
                                        86

                           THE BNA DEFERRED STOCK PURCHAS PLAN

                             NOTES TO THE FINANCIAL STATEMENTS

      Class A Common Stock to employees of any subsidiary, upon disposition of the subsidiary. The Trust may redeem or exchange Class A Common Stock for cash, Class B, or Class C Common Stock, if necessary to comply with the above ownership restrictions. Proceeds from such exchanges are held for the Plan participants in their accounts. Dividends received from Class B and Class C Common Stock are not reinvested in Company stock, but earn interest in a money market account.

      An administrative committee appointed by the Company's Board of Directors acts as administrator of the Plan. An officer of the Company serves as the Trustee.

(2)   INVESTMENTS

      At December 31, 1993, the Trust held 973,207 shares of the Company's Class A Common Stock, 77,580 shares of the Company's Class B Common Stock, and 2,216 shares of the Company's Class C Common Stock, each valued at $20.50 per share, for 954 plan participants. At December 31, 1992, the Trust held 955,743 shares of the Company's Class A Common Stock, 15,594 shares of the Company's Class B Common Stock and 2,216 shares of the Company's Class C Common Stock, each valued at $17.50 per share, for 932 plan participants.

      The fair value of the stock is set by the Company's Board of Directors semiannually. The only limitation on the Board's discretion with respect to pricing of Class A shares is that the price cannot be below the book value per share as determined from the most recent financial statements available to the Board at the time the price determination is made. The Company's Stock Purchase and Transfer Plan provides the primary market for the repurchase of the Company's Class A Common Stock. Class B and Class C Common Stock are repurchased directly by the Company.

                                                                   (Continued)
                                        87

                       THE BNA DEFERRED STOCK PURCHASE PLAN

                        NOTES TO THE FINANCIAL STATEMENTS

      The following information summarizes the Plan's investment and distribution transactions during 1992 and 1993 involving the Company's Common Stock.
                                                    Number        Fair
                                                  of Shares       Value
      Balance, January 1, 1992                     879,499     $14,951,483

      Acquired                                     161,461       2,809,488

      Distributed to participants                  (64,139)     (1,109,923)

      Shares converted to cash                     ( 3,268)     (   55,556)

      Appreciation during the year in the
       market value of shares of Company
       stock held at year end                         -            441,686
                                                  ---------   ------------
      Balance, December 31, 1992                   973,553      17,037,178

      Acquired                                     143,536       2,781,133

      Distributed to participants                  (64,086)     (1,214,017)

      Appreciation during the year in the
       market value of shares of Company
       stock held at year end                         -          2,982,268
                                                  ---------    -----------
      Balance, December 31, 1993                  1,053,003    $21,586,562
                                                  =========    ===========

      The Company's Board of Directors have fixed the fair value of the stock at $21.50 per share, effective March 28, 1994.

(3)   ADMINISTRATIVE COSTS

      The Company pays most of the administrative costs of the Plan. Such costs are not reflected in the accompanying financial statements.

(4)   INCOME TAXES

      The Internal Revenue Service issued a determination letter for the Plan on
      April 2, 1986, which stated that the Plan and its underlying trust qualify under the applicable provisions of the Internal Revenue Code and therefore are exempt from federal income taxes.  The Plan has since been amended to conform with current tax law changes.  It is the intent of the Plan's management that the Plan remain qualified and its underlying trust remain tax exempt under the applicable provisions of the Internal Revenue Code.

                                                                EXHIBIT 24.1

                         CONSENT OF INDEPENDENT AUDITORS


The Administrative Committee of
The Bureau of National Affairs, Inc.

We consent to the incorporation by reference in the registration statement (No. 33-52671) on Form S-8 of The Bureau of National Affairs, Inc., filed on March 15, 1994, of our report dated March 11, 1994 relating to the statement of net assets available for benefits of the BNA Deferred Stock Purchase Plan as of De-cember 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended De-cember 31, 1993, which report appears in the December 31, 1993 annual report on Form 11-K of the BNA Deferred Stock Purchase Plan.




                                                       s\  KPMG Peat Marwick
                                                         -------------------
                                                         KPMG Peat Marwick



Washington, D.C.
March 29, 1994

                                   89